UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2008

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-8672	41-1276891
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lillehei Plaza, St. Paul, MN	55117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (651) 483-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

St. Jude Medical, Inc. (the “Company”) has completed the repurchase of shares of its common stock under its previously announced $300 million share repurchase authorization. The following table provides information about the shares repurchased by the Company under the share repurchase authorization:

Fiscal Period	Total Number of Shares Purchased	Average Price Paid Per Share	Total Number of Shares Purchased as a Part of Publicly Announced Program	Approximate Dollar Value of Shares that May Yet be Purchased Under the Program (1)
3/30/08 – 4/26/08	3,970,000	$44.65	3,970,000	$122,723,384
4/27/08 – 5/31/08	2,766,888	$44.31	2,766,888	0
Total	6,736,888	$44.51	6,736,888	0

(1)

On February 25, 2008, the Company announced that its Board of Directors had authorized a new share repurchase program of up to $250 million of the Company’s outstanding common stock. On April 9, 2008, the Company announced that its Board of Directors had authorized an increase in the previously approved share repurchase program from $250 million to $300 million of the Company’s outstanding common stock. On April 18, 2008, the Company began making share repurchases through transactions in the open market in accordance with applicable securities laws. The Company completed all of the repurchases authorized under the repurchase authorization on May 1, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.
Date: May 5, 2008	By:	/s/ Pamela S. Krop
Pamela S. Krop Vice President, General Counsel and Secretary